UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – May 2, 2017

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

475 Fentress Blvd., Unit L, Daytona Beach, Florida 32114
 (Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On May 2, 2017, Henry J. Kloepper and Stanley D. Robinson resigned as directors of Gilla Inc. (“Gilla” or the “Company”). The Company’s Board of Directors accepted their resignations effective immediately. There were no disagreements with either of Mr. Kloepper or Mr. Robinson on any matter regarding the Company or its Board of Directors.

Changes to Board Committees

On May 2, 2017, the Company’s Board of Directors appointed Gerald Goldberg, Dr. Blaise A. Aguirre and Christopher Rich to serve as members of the Company’s Audit Committee with Mr. Goldberg continuing to serve as Chairman of the Audit Committee. The Audit Committee shall hold office up to the next annual general meeting of the shareholders.

On May 2, 2017, the Company’s Board of Directors also appointed Gerald Goldberg to serve as Chairman of the Compensation and Governance Committees and Dr. Blaise A. Aguirre to serve as the Company’s Lead Independent Director. The Board of Directors does not have a separate Compensation Committee or Governance Committee, as such functions are addressed by the entire Board of Directors. Mr. Goldberg and Dr. Aguirre shall hold office up to the next annual general meeting of the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: May 8, 2017	By:	/s/ Graham Simmonds
Name: Graham Simmonds
Title: Chief Executive Officer